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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-00000) and related Prospectus of Liberty Property Trust for the registration of 3,000,000 common shares of beneficial interest and to the incorporation by reference therein of our report dated February 5, 2001, except for Note 12, as to which the date is March 14, 2001, with respect to the consolidated financial statements and schedule of Liberty Property Trust included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                          /s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
June 13, 2001